UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 31, 2004

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8814	84-0705083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8451 Delaware Street, Thornton, CO	80260 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 292-3456

NO CHANGE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company has entered into agreements with certain of its investors and creditors who held warrants or debt instruments of the Company and/or rights to participate in the proceeds from the sale of the Company’s Export Water assets through various agreements, including the Commercialization Agreement dated as of April 11, 1996. All of such agreements were effective as of August 31, 2004. The agreements are summarized as follows:

(i)  LCH, Inc. has retired $2,506,514 in debt (consisting of principal and interest) and terminated its right to receive $4,000,000 from the Company’s sale of Export Water in exchange for payment by the Company of $950,000 in cash. In addition, LCH foreclosed on 306,279 shares of the Company’s common stock that had been pledged to it by Thomas P. Clark, the Company’s Chief Executive Officer, to secure payment of the Company’s obligations.

(ii)  OAR Incorporated and Willard G. Owens have sold to the Company their rights to receive $7,199,333 (out of an aggregate of $32,026,232) from the sale of Export Water under the Commercialization Agreement in exchange for payment of $2,500,000 in cash and the issuance of 40,512 restricted shares of the Company’s common stock. Concurrent with the execution of this agreement, Mr. Owens and the Company executed an Amendment of Warrant following which Mr. Owens exercised warrants and purchased, on a net exercise basis, 124,488 shares of the Corporation’s common stock. (Mr. Owens’ warrant amendment and exercise is included with the other warrant amendments described in clause (iv) below.)

(iii)  Proactive Partners, L.P. has sold to the Company its right to receive $1,000,000 from the sale of Export Water under the Commercialization Agreement in exchange for payment of $250,000 in cash.

(iv)  The Company amended certain of its outstanding warrants to allow the warrantholders to use the current market value of the underlying stock as consideration for the payment of the exercise price of the warrants. Following such amendments, ten warrantholders holding rights to purchase 1,636,612 shares of common stock having a warrant exercise price of $1.80 per share used 363,243 shares underlying such warrants and having a current market value of $8.11 per share to purchase 1,273,369 newly issued shares of common stock from the Company. As of August 31, 2004, the Company continues to have outstanding warrants to purchase 54,894 shares of common stock at an exercise price of $1.80 per share.

There is no relationship between the Company and any of LCH, Inc., Proactive Partners, L.P., OAR, Incorporated or Willard G. Owens. Each of the warrantholders is a stockholder of the Company. One of such warrantholders, Apex Investment Fund II, L.P., owned beneficially approximately 11% of the Company’s common stock prior to the exercise of the warrant.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In conjunction with the item set forth in clause (i) of Item 1.01, the agreements with LCH terminated.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

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All of the shares issued in the transactions described in clause (ii) and (iv) of Item 1.01 were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. Each of the warrantholders was a sophisticated purchaser with long-standing relationships with the Company.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of August 31, 2004 between Pure Cycle Corporation and Proactive Partners, L.P.
10.2	Settlement Agreement dated as of August 31, 2004 among Pure Cycle Corporation, Thomas P. Clark and LCH, Inc.
10.3	Purchase and Sale Agreement dated as of August 31, 2004 among Pure Cycle Corporation, OAR Incorporated and Willard G. Owens.
10.4	Form of Amendment to Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004

PURE CYCLE CORPORATION

By:	/s/ Mark W. Harding

Mark W. Harding
President

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated as of August 31, 2004 between Pure Cycle Corporation and Proactive Partners, L.P.
10.2	Settlement Agreement dated as of August 31, 2004 among Pure Cycle Corporation, Thomas P. Clark and LCH, Inc.
10.3	Purchase and Sale Agreement dated as of August 31, 2004 among Pure Cycle Corporation, OAR Incorporated and Willard G. Owens.
10.4	Form of Amendment to Warrant

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